                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement

    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                         JOHNSON CONTROLS, INC.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

                          JOHNSON CONTROLS, INC.
-------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of filing fee (Check the appropriate box):

    [ ] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).

    [ ] $500 per each party to the controversy pursuant to Exchange Act
        Rule 14a-6(i)(3).

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transactions applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)


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    (4) Proposed maximum aggregate value of transaction:

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    [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.



    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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---------------------------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
WEDNESDAY, JANUARY 22, 1997

To the Shareholders of Johnson Controls, Inc.:

NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of Johnson Controls, Inc., a Wisconsin corporation, will be held in the Superior Room, Milwaukee Athletic Club, 758 North Broadway Street, Milwaukee, Wisconsin, on Wednesday, January 22, 1997, at 2:00 o'clock P.M. (Central Standard Time), for the following purposes:

     (1) To elect four directors of the class to serve for a term of three years expiring at the annual meeting to be held in 2000 or until the director's earlier retirement;

     (2) To consider and act upon a proposal to ratify the appointment of Price Waterhouse as auditors for 1997; and

     (3) To consider and act upon any other matters which may properly come before the meeting or any adjournments thereof.

Holders of Common Stock and Preferred Stock units of record at the close of business on December 2, 1996, will be entitled to vote at the meeting and any adjournments thereof.

BY ORDER OF THE BOARD OF DIRECTORS,

JOHN KENNEDY
John P. Kennedy, Secretary
Milwaukee, Wisconsin
December 13, 1996

A PROXY FOR THE MEETING AND A PROXY STATEMENT ARE ENCLOSED HEREWITH. YOU ARE REQUESTED TO FILL IN AND SIGN THE ENCLOSED FORM OF PROXY, WHICH IS SOLICITED BY THE COMPANY'S BOARD OF DIRECTORS, AND TO MAIL IT PROMPTLY. SHAREHOLDERS WHO EXECUTE PROXIES RETAIN THE RIGHT TO REVOKE THEM AT ANY TIME BEFORE THEY ARE VOTED.

                             JOHNSON CONTROLS, INC.
                          5757 NORTH GREEN BAY AVENUE
                                  P.O. BOX 591
                           MILWAUKEE, WISCONSIN 53201

                               DECEMBER 13, 1996

                                PROXY STATEMENT

       FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JANUARY 22, 1997

This proxy statement is furnished to the shareholders of Johnson Controls, Inc. (the Company), in connection with the solicitation by the Board of Directors of the Company of proxies for use at the annual meeting of shareholders to be held at the Milwaukee Athletic Club at 758 North Broadway Street, Milwaukee, Wisconsin, on January 22, 1997, at 2:00 o'clock P.M., Central Standard Time, and any adjournments of such meeting.

Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend the meeting and to vote in person. Presence at the meeting of a shareholder who has signed a proxy does not alone revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is exercised by giving notice thereof to the Company in writing. Unless so revoked, the shares represented by proxies will be voted at the meeting and at any adjournments thereof. Where a shareholder specifies a choice by means of a ballot provided in the proxy, the shares will be voted in accordance with such specification.

Only owners of the Company's Common Stock and Preferred Stock units of record on December 2, 1996, will be entitled to vote at the meeting. As of December 2, 1996, there were 41,520,242 shares of the Company's Common Stock outstanding, each having one vote per share. As of December 2, 1996, there were also 300.3896 shares of the Company's Preferred Stock outstanding. Each share of Preferred Stock consists of 10,000 units, each having one vote. On October 31, 1996, the directors, nominees for directors, and officers of the Company as a group were beneficial owners of 747,168 shares of the Company's Common Stock (including 418,810 shares subject to options exercisable within 60 days) constituting approximately 1.82% of the outstanding shares of Common Stock, and 9,171 units of the Company's Preferred Stock, constituting approximately 3.04% of the outstanding units.

Effective as of November 30, 1994, rights (Rights) declared as a dividend by the Board of Directors of the Company were approved and issued to shareholders as of November 30, 1994. The Rights are not presently exercisable, but ten days after a person or group acquires 20% or more of the Company's Common Stock or ten business days (subject to extension) after a person or group announces a tender offer to acquire at least 20% of the Company's Common Stock, the Rights will become exercisable. Such Rights will entitle each holder of Common Stock of the Company to purchase one share of authorized but unissued Common Stock of the Company for each Right. The exercise price of each Right is $175.00. Upon the occurrence of certain events, including the acquisition by any person or group of 20% or more of the Common Stock, each Right, other than Rights held by an acquiring party, will entitle the holder to purchase, at the exercise price, Common Stock having a market value of two times the exercise price. The Rights Agreement excludes from the effects thereof the inadvertent acquisition of 20% or more of the Company's Common Stock, provided there is prompt divestment to less than 20%. The Rights may be redeemed as provided and subject to the limitations set forth in the agreement setting forth the terms of the Rights; otherwise, such rights expire on November 30, 2004. None of the shareholdings or percentages of outstanding shares reported in this proxy statement reflect the Rights or shares of Common Stock which may be purchased upon the exercise of the Rights. The Company has prepared a Summary of Rights to Purchase Common Shares, a copy of which is available free of charge from the Company.

Set forth below is a tabulation indicating those persons whom the management of the Company believes to be beneficial owners of more than 5% of any class of the Company's securities. The following information is based on reports on Schedules 13G filed with the Securities and Exchange Commission or other information believed to be reliable.

                                                               Amount and
                                Name and Address of            Nature of      Percent
   Title of Class                 Beneficial Owner             Ownership      of Class
---------------------    ----------------------------------    ----------     --------
Common Stock             FMR Corporation                       4,996,452 (1)    11.6%
$0.16 2/3 Par Value      82 Devonshire Street
                         Boston, MA 02109
Series D Convertible     Fidelity Management Trust Company       301.310 (2)     100%
Preferred Stock          82 Devonshire Street
$1.00 Par Value          Boston, MA 02109

-------------------------
(1) FMR Corporation reported as of October 31, 1996, sole voting power with respect to 144,782 shares, and sole dispositive power with respect to 4,996,452 shares. The report includes shares beneficially owned by Fidelity Management and Research Company, a wholly-owned subsidiary of FMR Corp.

(2) Fidelity Management Trust Company reported that, as of October 31, 1996, it held shared voting power and sole dispositive power with respect to the shares indicated above in its capacity as trustee of the Johnson Controls, Inc. Employee Stock Ownership Trust.

ELECTION OF DIRECTORS

The Board of Directors consists of 13 members of whom approximately one-third are elected each year to serve for terms of three years or until the director's earlier retirement pursuant to the Board of Directors Retirement Policy(1). It is intended that the enclosed form of proxy will be voted for the election of Messrs. Paul A. Brunner, Southwood J. Morcott, and Gilbert R. Whitaker, Jr., and Ms. Martha R. Seger, all of whom are now members of the Board, for three-year terms or until the director's earlier retirement.

Directors are elected by a plurality of the votes cast by the holders of the Company's Common Stock and Preferred Stock units at a meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker nonvote or otherwise) have no impact in the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes.

-------------------------
(1) The Board of Directors has adopted a Retirement Policy that requires a director to retire as of the last regular Board of Directors' meeting held in the year of his or her 70th birthday or, in the event a shareholders' meeting is held on that date, then such retirement shall be effective the next day. The Retirement Policy does not apply to Mr. Brengel.

The Directors Committee of the Board of Directors has no reason to believe that any of such nominees will be unable or unwilling to serve as a director if elected, but if any nominee should be unable or for good cause unwilling to serve, the shares represented by proxies solicited by the Board of Directors will be voted for the election of such other person for the office of director as the Board of Directors may recommend in place of such nominee. Set forth below is information with respect to the nominees and the other directors on the Board.

CLASS OF 2000 (ALL OF WHOM ARE NOMINEES)

[PICTURE]          PAUL A. BRUNNER                             Director since 1983
                                                                            Age 61
                   President and Chief Executive Officer, Spring Capital, Inc.,
                   Stamford, Connecticut (investment management) since 1985.
                   President and Chief Executive Officer, ASEA, Inc., 1982-1984.
                   President and Chief Executive Officer, Crouse Hinds Co.,
                   1967-1982. Chairman of Audit Committee and member of
                   Compensation Committee.

[PICTURE]          SOUTHWOOD J. MORCOTT                        Director since 1993
                                                                            Age 58
                   Chairman since 1990, President from 1986 to 1996, and Chief
                   Executive Officer since 1989 of Dana Corporation, Toledo, Ohio
                   (vehicular and industrial component manufacturer). Mr. Morcott is a director of CSX Corporation, Dana Corporation, and
                   Phelps-Dodge Corporation. Member of Compensation Committee and
                   Directors Committee.

[PICTURE]          MARTHA R. SEGER                             Director since 1991
                                                                            Age 64
                   Visiting Distinguished Professor of Economics at Hillsdale
                   College from 1996 to present. Visiting Distinguished Professor of Finance at Central Michigan University from 1993 to 1996.
                   John M. Olin Distinguished Fellow in the Karl Eller Center for
                   the Study of the Private Market Economy, School of Business and
                   Public Administration, University of Arizona, Tucson, Arizona,
                   from 1991 to 1993. Member of the Federal Reserve Board from
                   1984 to 1991. Dr. Seger is a director of Amoco Corp., Fluor
                   Corp., Kroger, Inc., Providian Corp., Tucson Electric Power,
                   and Xerox Corp. Member of Pension and Benefits Committee.

[PICTURE]          GILBERT R. WHITAKER, JR.                    Director since 1986
                                                                            Age 65
                   Professor of Business Economics, University of Michigan,
                   1979-Present. Provost and Executive Vice-President for Academic
                   Affairs, University of Michigan, 1990-1995. Mr. Whitaker served as Dean, School of Business Administration, University of
                   Michigan, from 1979 to 1990. Mr. Whitaker is a director of
                   Handleman Company, Lincoln National Corporation, and Structural
                   Dynamics Research Corp. Member of Pension and Benefits
                   Committee.
CLASS OF 1999
[PICTURE]          FRED L. BRENGEL                             Director since 1964
                                                                            Age 73
                   Chairman of the Board, Johnson Controls, Inc., Milwaukee,
                   Wisconsin, from 1985 to 1993. Mr. Brengel served as the Chief
                   Executive Officer of Johnson Controls, Inc., from 1967 to 1988.
                   Mr. Brengel is a director of Rexworks, Inc. Member of Executive
                   Committee.

[Picture]          ROBERT A. CORNOG                            Director since 1992
                                                                            Age 56
                   President, Chief Executive Officer and Chairman of the Board of
                   Directors of Snap-on Incorporated (tool manufacturer) since
                   1991. Mr. Cornog is a director of Snap-on Incorporated,
                   Wisconsin Electric Power Company, and Wisconsin Energy
                   Corporation. Member of Audit Committee and Executive Committee.

[Picture]          JAMES H. KEYES                              Director since 1985
                                                                            Age 56
                   Chairman and Chief Executive Officer, Johnson Controls, Inc.,
                   Milwaukee, Wisconsin. In 1985 Mr. Keyes was named Executive
                   Vice President and subsequently became Chief Operating Officer and a member of the Board of Directors. He became President of
                   Johnson Controls, Inc., in 1986, its Chief Executive Officer in
                   1988, and Chairman in 1993. Mr. Keyes is a director of Firstar
                   Corp., LSI Logic Corporation, and Universal Foods Corporation.
                   Chairman of Executive Committee.

[Picture]          R. DOUGLAS ZIEGLER                          Director since 1979
                                                                            Age 69
                   Chairman, Principal Preservation Portfolios, Inc., West Bend,
                   Wisconsin (mutual funds) and The Ziegler Companies, Inc., West
                   Bend, Wisconsin (holding company-financial services and
                   environmental services). Mr. Ziegler served as the Chief
                   Executive Officer of The Ziegler Companies, Inc., through 1990.
                   Mr. Ziegler is a director of Principal Preservation Portfolios,
                   Inc., and The Ziegler Companies, Inc. Chairman of Pension and
                   Benefits Committee and member of Executive and Directors
                   Committees.

CLASS OF 1998
[Picture]          WILLIAM F. ANDREWS                           Director since 1991
                                                                             Age 65
                   Chairman of Schrader-Bridgeport International, Inc. and
                   Chairman of Scovill Fasteners Inc., since 1995. Chairman,
                   President and Chief Executive Officer, Amdura Corporation from
                   1993-1995. President and Chief Executive Officer, UNR
                   Industries, Inc., Chicago, Illinois (diversified manufacturer)
                   from 1991 to 1993, President of Massey Investment Company,
                   Nashville, Tennessee (private investment company) from 1989 to
                   1990, and Chairman, CEO and President of Singer Sewing Machine
                   Company (SSMC) Inc., Shelton, Connecticut (diversified
                   manufacturer) from 1986 to 1989. Mr. Andrews is a director of
                   Black Box Corp., Corrections Corporation of America, Katy
                   Industries, Navistar International Corporation, Northwestern
                   Steel & Wire Co., and Southern New England Telecommunications
                   Corporation. Member of Compensation and Directors Committees.

[Picture]          ROBERT L. BARNETT                            Director since 1986
                                                                             Age 56
                   Corporate Vice President, iDen Group, Motorola, Schaumburg,
                   Illinois, since 1995. Consultant in the field of international communications from 1992 to 1995. Vice-Chairman, Ameritech and
                   President, Ameritech Bell Group, American Information
                   Technologies Corporation, Chicago, Illinois
                   (telecommunications) from 1989 to 1993 and President, Ameritech
                   Enterprise Group, from 1987 to 1989. Mr. Barnett is a director of USG Corp. Member of Executive and Pension and Benefits
                   Committees and Chairman of Directors Committee.

[Picture]          WILLIE D. DAVIS                              Director since 1991
                                                                             Age 62
                   President of All Pro Broadcasting Incorporated, Los Angeles,
                   California (radio broadcasting) since 1977. Mr. Davis is a director of Alliance Bank Co., Dow Chemical Company, Kmart
                   Corporation, MGM Grand, Inc., Sara Lee Corporation, and WICOR,
                   Inc. Mr. Davis is also a director of 42 funds for which Strong
                   Capital Management, Inc. is the investment adviser. Member of
                   Audit Committee.

[Picture]          DONALD TAYLOR                          Director since 1975
                                                                       Age 69
                   Principal in Sullivan Associates, Milwaukee, Wisconsin
                   (specialists in board of directors searches) since 1992. Mr.
                   Taylor served as Managing Director U.S.A., Anatar Investments,
                   Ltd., (venture capital specialist) from 1989 to 1992, and
                   previously as Chairman of Rexnord, Inc., Milwaukee, Wisconsin.
                   Mr. Taylor is a director of Banta Corporation, Harnischfeger
                   Industries, Inc., and Superior Services, Inc. (waste handling).
                   Chairman of Compensation Committee and member of Executive and
                   Audit Committees.

[Picture]          RICHARD F. TEERLINK                    Director since 1994
                                                                       Age 60
                   President and Chief Executive Officer of Harley-Davidson, Inc.,
                   Milwaukee, Wisconsin, since 1989, and Chairman since May, 1996.
                   Mr. Teerlink has served as President and Chief Operating
                   Officer of Harley-Davidson since 1988. Mr. Teerlink is a
                   director of Firstar Bank Milwaukee and Outboard Marine
                   Corporation. Member of Audit Committee.

Each of the directors or nominees for director has had the principal occupation indicated or in certain instances has served in another executive position with the employer indicated or an affiliate thereof during the last five years.

The Audit Committee of the Board of Directors met three times during fiscal 1996. Its functions include, but are not necessarily limited to, the following:
(1) to review the adequacy of internal controls established by management; (2) to assess the adequacy of the financial reporting process and selection of accounting policies; (3) to review management's evaluation and proposed selection of independent accountants, including the appropriateness of fees, and to recommend to the Board of Directors the appointment of independent accountants subject to the ratification by the shareholders; (4) to review the adequacy of audit plans prepared by internal audit and independent accountants;
(5) to review periodically the status of significant issues and internal control recommendations; (6) to meet and to consult with the Company's internal auditors and accounting and financial personnel and with independent public accountants concerning the foregoing matters; (7) to report on the results of these activities periodically to the Board of Directors; (8) to review significant issues concerning litigation, contingent liabilities, and tax and insurance; (9) to review management information systems of the Company; and (10) to monitor compliance procedures of the Company and their implementation.

The Compensation Committee of the Board of Directors met four times during fiscal 1996. Its functions include, but are not necessarily limited to, the following: (1) to consider and make recommendations to the Board of Directors regarding the selection and retention of elected officers and certain other principal officers and key employees of the Company and its subsidiaries; (2) to consider and make recommendations regarding salary structure, officer gradings, and salaries for elected officers; (3) to administer, make grants and awards, make rules, and recommend amendments to the Company's executive compensation plans; (4) to consider and make recommendations to the Board concerning bonus awards, perquisites, and other remuneration to executive officers; (5) to consider and make recommendations concerning the total compensation package for all elected officers and to approve the disclosure of such information in the Company's proxy statement; (6) to oversee the selection of, and to meet with, outside consultants to review the Company's executive compensation programs as appropriate; (7) to review and make recommendations concerning management succession; and (8) to recommend to the Board of Directors the selection of the Chief Executive Officer of the Company.

The Directors Committee of the Board of Directors met three times during fiscal 1996. Its function includes, but is not necessarily limited to, the following:
(1) to review the qualifications of, and to make recommendations to the Board of Directors concerning, nominees for directors; (2) to review and consider candidates for election as directors submitted by the shareholders; (3) to consider and make recommendations concerning the size and composition of the Board of Directors; (4) to develop and recommend guidelines and criteria to determine the qualifications of directors; (5) to recommend an overall compensation program for directors; (6) to review and recommend committees and committee structure for the Board; (7) to recommend performance criteria for the Board of Directors and to review its performance; and (8) to review conflicts of interest that may affect directors. Shareholders wishing to propose director candidates for consideration by the Directors Committee may do so by writing to the Secretary of the Company, giving the candidate's name, biographical data and qualifications. Further, the Company's By-Laws set forth certain requirements for shareholders wishing to nominate director candidates for consideration by shareholders. With respect to elections of directors to be held at an annual meeting, among other things, a shareholder must give written notice of an intent to make such a nomination complying with the By-Laws to the Secretary of the Company not less than 60 days nor more than 90 days prior to the fourth Tuesday in the month of January.

The Executive Committee of the Board of Directors met twice during fiscal 1996. Its functions include the exercise of certain powers of the Board of Directors in the general supervision and control of the business and affairs of the Company during intervals between meetings of the Board of Directors.

The Pension and Benefits Committee of the Board of Directors met five times during fiscal 1996. Its functions include, but are not necessarily limited to, the following: (1) to review annually actuarial assumptions and actuarial valuation of the pension plans of the Company; (2) to review investment policy of the funds of the employee benefit plans of the Company; (3) to select and to terminate investment managers as appropriate; (4) to review with investment advisors past performance and current investment strategy; (5) to review and approve the adoption of any new trust agreements or master trusts implementing the plans; (6) to monitor and oversee Company policies affecting employee benefit plans; and (7) to oversee administration of plans, to review annually plan provisions, and to recommend amendments to the plans as appropriate.

During fiscal 1996, the Board of Directors met seven times. Each director attended 80% or more of the total number of meetings held during fiscal 1996 while he or she was a member of the Board, including meetings of committees of which the director is a member.

Directors who are not employees receive a $34,500 annual retainer, plus $1,200 for each Board meeting they attend, $1,200 for each meeting they attend of Board committees of which they are members, $1,500 for each meeting they attend of Board committees of which they are chairmen, plus expenses.

Directors, who are not covered by other insurance and who are under 65 years of age, may purchase medical coverage on the same basis as Company employees. A director who retires after attaining the age of 65 and 6 years of service as a director will be paid the annual retainer in effect upon his or her retirement for life. The value of this retirement plan per annum depends on life expectancy at retirement, the retainer at retirement and the number of years of Board Service. The annual value for current directors ranges from $8,021 to $23,278.

Under the Stock Plan for Outside Directors adopted on January 27, 1993, up to 50% of the retainer fee will be paid in Common Stock each year. The remainder will be paid in cash at the same time. The stock will be priced as of the date of the Annual Meeting. In addition, new directors receive an initial grant of 200 shares of Common Stock upon election or appointment. New directors also receive a pro rata share of the annual retainer for the remainder of that year, and the stock provided as part of the annual retainer will be priced as of the date of the first meeting of the Board at which the new director participates.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The Summary Compensation Table below shows the compensation for the past three fiscal years of each of the Company's five most highly compensated executive officers, including the Chief Executive Officer (the named executive officers).

STOCK OPTION/STOCK APPRECIATION RIGHT GRANTS

The Company has in effect employee stock option plans pursuant to which options to purchase Common Stock of the company and stock appreciation rights (SARs), which are rights, granted in tandem with an option, to receive cash payments equal to any appreciation in value of the shares subject to option from the date of the option grant to the date of exercise in lieu of exercise of the option, are granted to officers and other key employees of the Company and its subsidiaries. The table on page 12 shows Options/SAR grants in fiscal 1996 to the named executive officers. Of the stock options shown in the Summary Compensation Table below and the Option/SAR Grant Table on page 12, 50% of the options were options with tandem SARs.

AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR AND OPTION/SAR VALUE TABLE

The table on page 12 shows information concerning the exercise of stock options or tandem SARs during fiscal 1996 by each of the named executive officers and the fiscal year-end value of unexercised options and SARs.

                           SUMMARY COMPENSATION TABLE

                                                                                    Long-Term
                                                                                   Compensation
                                                 Annual Compensation           --------------------
                                         -----------------------------------              Long-Term
                                                                Other Annual              Incentive    All Other
                                Fiscal                          Compensation   Options/    Payout     Compensation
 Name and Principal Position     Year    Salary($)   Bonus($)     ($) (1)      SARs (#)      ($)        ($) (2)
------------------------------  ------   ---------   --------   ------------   --------   ---------   ------------
James H. Keyes                   1996     787,503    575,000         --         40,000     450,000       62,925
Chairman and Chief Executive     1995     731,250    599,400         --         30,000     363,000       54,858
Officer                          1994     662,500    628,560         --         51,000     330,000       30,515
John M. Barth                    1996     441,249    260,000         --         24,000     204,000       31,693
Executive Vice-President         1995     407,496    264,649         --         20,000     165,000       27,230
                                 1994     367,500    268,114         --         24,000     145,000       15,598
Joseph W. Lewis                  1996     365,247    171,000         --         17,000     188,000       24,550
Executive Vice-President         1995     346,000    175,463         --         15,000     156,200       22,791
                                 1994     326,750    210,367         --         19,000     137,000       13,455
Stephen A. Roell                 1996     324,999    188,000         --         17,000     101,000       23,789
Vice-President and Chief         1995     302,496    200,136         --         15,000      79,200       19,123
Financial Officer                1994     250,000    189,168         --         20,000      72,000        9,407
John P. Kennedy                  1996     280,503    172,000         --         12,000      91,000       18,492
Vice-President, Secretary, and   1995     248,500    144,547         --          7,000      78,100       15,241
General Counsel                  1994     221,250    131,162         --          8,500      71,000        7,633

-------------------------
(1) The aggregate amount of "Other Annual Compensation," which includes perquisites and personal benefits was less than the required reporting threshold (the lesser of $50,000 or 10% of the officer's annual salary and bonus for the year).

(2) "All Other Compensation" consists of contributions by the Company on behalf of the named individuals to the Company's savings and investment plans.

                      OPTIONS/SAR GRANTS IN FISCAL 1996(1)

                           Individual Grants                               Potential Realizable
-----------------------------------------------------------------------   Value at Assumed Annual
                                   % of Total                              Rates of Stock Price
                                  Options/SARs   Exercise                  Appreciation for Full
                                   Granted to     or Base                       Option Term
                   Options/SARs   Employees in     Price     Expiration   -----------------------
      Name           Granted      Fiscal 1996    ($/Share)      Date          5%          10%
-----------------  ------------   ------------   ---------   ----------   ----------   ----------
OPTIONS/SARs GRANTED November 16, 1995
James H. Keyes        40,000          5.41%      $63.6875     11/15/05    $1,602,109   $4,060,059
John M. Barth         24,000          3.25%      $63.6875     11/15/05    $  961,265   $2,436,035
Joseph W. Lewis       17,000          2.30%      $63.6875     11/15/05    $  680,896   $1,725,525
Stephen A. Roell      17,000          2.30%      $63.6875     11/15/05    $  680,896   $1,725,525
John P. Kennedy       12,000          1.62%      $63.6875     11/15/05    $  480,633   $1,218,018

-------------------------
(1) The Stock Option/SAR plans are administered by the Compensation Committee of the Board of Directors, which has authority to determine the individuals to whom and the terms at which option and SAR grants shall be made, certain terms of the options, and the number of shares to be subject to each option. The per share option/SAR prices are the fair market value of the Company's Common Stock on the date of the grant, and the term of the options is 10 years. Fifty percent of each award is exercisable two years after the grant, and the remainder is exercisable three years after the grant.

              AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                                Value of Unexercised
                          Number of                 Number of Unexercised           In-the-Money
                         Shares/SARs               Options/SARs at FY-End      Options/SARs at FY-End
                         Acquired on    Value     -------------------------   -------------------------
         Name             Exercise     Realized   Exercisable/Unexercisable   Exercisable/Unexercisable
-----------------------  -----------   --------   -------------------------   -------------------------
James H. Keyes                   0     $      0        96,500 / 95,500         $3,157,593  / $1,751,468
John M. Barth               20,000     $630,000        12,000 / 56,000           $252,750  / $1,032,500
Joseph W. Lewis                  0     $      0        38,100 / 41,500         $1,263,518  /   $773,718
Stephen A. Roell            10,000     $312,499        10,000 / 42,000           $210,625  /   $784,250
John P. Kennedy                  0     $      0        19,450 / 23,250           $669,115  /   $402,703

LONG-TERM INCENTIVE PLAN AWARDS

The following table shows each Contingent Performance Award made to any named executive officer for the 1997 fiscal year under the Company's Long-Term Performance Plan (LTPP). Payouts of awards are tied to the Company's weighted average return on shareholder's equity for fiscal years 1997, 1998 and 1999 compared to the median return on shareholder's equity of the Standard & Poor's Manufacturers (Diversified Industrial) Index (S&P index) during the same three-year period. Performance in the third year of the award is multiplied by 3/6, performance in the second year is multiplied by 2/6, and performance in the first year is multiplied by 1/6 to establish a weighted average. If the Company's average level of return is: (1) less than the 45th percentile of the return for companies in the S&P index, no award is earned; (2) equal to or greater than the 45th percentile, the threshold amount is earned; (3) equal to or greater than the 50th percentile, the target amount is earned; (4) equal to or greater than the 55th percentile, 110% of the target amount is earned; and
(5) equal to or greater than the 60th percentile, the maximum amount is earned.

In fiscal 1996, based upon the data available at the time of this proxy, LTPP participants were paid 100% of the maximum amount available under the criteria established by the Compensation Committee. When the remaining comparison companies have reported, these awards could decrease.

                        Amount of     Performance
                       Contingent    Period Until
                       Performance   Maturation or   Threshold   Target    Maximum
        Name            Award ($)       Payout          ($)        ($)       ($)
---------------------  -----------   -------------   ---------   -------   -------
James H. Keyes.......    720,000        1997-1999     576,000    720,000   864,000
John M. Barth........    315,000     Fiscal Years     252,000    315,000   378,000
Joseph W. Lewis......    222,000                      178,000    222,000   266,000
Stephen A. Roell.....    198,000                      158,000    198,000   238,000
John P. Kennedy......    160,000                      128,000    160,000   192,000

EMPLOYMENT CONTRACTS

The Company has employment agreements with each of the executive officers of the Company including the named executive officers. These agreements provide that employment shall continue for continuous terms, unless terminated by either the Company or the employee as provided therein; the term of the agreements, however, does not extend automatically after the employee reaches age 65. These agreements provide for termination by the Company for cause, for death or disability and under certain circumstances without cause. In the event of termination without cause the employees under any of the contracts will be entitled to receive benefits in an amount equal to the greater of two times the Company's termination allowance policy for administrative employees or an amount equal to 52 weeks' earnings of the employee. In the event of termination by the Company for cause, the employee's compensation is terminated immediately. Change of control agreements have also been entered into by the Company with these executives. In the event of a change of control, these agreements provide for a severance payment equal to three times the executive's annual compensation at the time plus a lump sum payment for the actuarial equivalent of lost benefits under the applicable retirement plan if the executive is terminated other than for cause or has good reason to terminate his or her employment. If the amount to be paid upon termination exceeds certain amounts established under the Internal Revenue Code, so as to require the payment of additional federal taxes, the executive receives an additional payment such that, after payment by the executive of all taxes payable in connection with the agreement, the executive will retain the full amount of the payments to which he is entitled under the agreement. The executive has a 30-day period at the end of the first year after a change of control to terminate his or her employment for any reason and receive this benefit.

The Company has in effect an Executive Survivor Benefits Plan for certain executives. Coverage under this plan is in lieu of the Company's regular group life insurance coverage. In the event of the death of a participating executive while he is employed by the Company, his beneficiary is entitled to payments of between 90% and 100% (depending on the executive's age) of the executive's final base annual salary for a period of 10 years.

The Executive Incentive Compensation Plan (EICP) provides that, in the event of a change of control of the Company, certain participants, including the named executive officers, may re-elect to receive early payment of deferred amounts, and a participant may direct the Company to cause a letter of credit be issued in an amount sufficient to provide for all payments due to such participant under the Plan. The Long-Term Performance Plan also provides that, in the event of a change of control of the Company, certain participants, including the named executive officers, shall be entitled to receive early payment of deferred amounts.

SECURITY OWNERSHIP OF MANAGEMENT

Set forth below is the tabulation indicating as of October 31, 1996, the shares of the Company's Common Stock beneficially owned by each director and nominee, each of the named executive officers, and directors and executive officers of the Company as a group. No executive officer or director owns more than 1% of the outstanding shares of Common Stock.

                        SECURITY OWNERSHIP OF MANAGEMENT

                                              Amount and
                                             Nature(1) of      Units Representing
                 Name of                         Stock            Deferred(3)
            Beneficial Owner                   Ownership          Compensation
-----------------------------------------  -----------------   ------------------
James H. Keyes                                  199,919(2)        47,193 units
John M. Barth                                    51,209(2)         7,827 units
Joseph W. Lewis                                 116,221(2)        25,484 units
Stephen A. Roell                                 36,476(2)           833 units
John P. Kennedy                                  30,172(2)         4,488 units
William F. Andrews                                2,459                0 units
Robert Barnett                                    1,448            7,515 units
Fred L. Brengel                                 109,327           11,767 units
Paul A. Brunner                                   6,100                0 units
Robert A. Cornog                                  2,109            1,473 units
Willie D. Davis                                   1,300                0 units
Southwood J. Morcott                              1,094            1,132 units
Martha R. Seger                                   1,167              611 units
Donald Taylor                                     3,241              836 units
Richard F. Teerlink                               1,328                0 units
Gilbert R. Whitaker, Jr.                          2,420            2,674 units
R. Douglas Ziegler                               12,900                0 units
All directors and executive officers as a group (not including deferred shares
  referred to in footnote 3)                                   TOTAL    747,168(2)
                      TOTAL PERCENT OF CLASS OF COMMON STOCK               1.82%

-------------------------
(1) Includes all shares with respect to which each officer or director directly, through any contract, arrangement, understanding, relationship or otherwise, has or shares the power to vote or to direct voting of such shares or to dispose or to direct the disposition of such shares.

(2) Includes shares of Common Stock which, as of October 31, 1996, were subject to outstanding stock options exercisable within 60 days as follows: Mr. Keyes, 137,000; Mr. Barth, 34,000; Mr. Lewis, 55,100; Mr. Roell, 27,500; and
    Mr. Kennedy, 27,200.

(3) Includes deferred shares under the EICP, LTPP, Deferred Compensation Plan for Certain Directors, or other deferred compensation plans. Units will not be distributed in the form of Common Stock.

COMPENSATION COMMITTEE REPORT

EXECUTIVE COMPENSATION PRINCIPLES

The Company's Executive Compensation Program is based on guiding principles designed to align executive compensation with Company values and objectives, business strategy, management initiatives, and business financial performance. The Johnson Controls Vision, approved by the Board of Directors, identifies customer satisfaction, technology, growth, market leadership, and shareholder value as the Company's primary objectives. In applying these principles the Compensation Committee (the Committee) has established a program to:

- Attract and retain key executives critical to the long-term success of the Company and each of its business groups.

- Reward executives for long-term strategic management and the enhancement of shareholder value.

- Integrate compensation programs with both the Company's annual and long-term strategic planning and measuring processes, which focus on after-tax return on shareholder equity, return on investment, growth, market share, and cost reduction.

- Support a performance-oriented environment that rewards performance not only with respect to Company goals but also Company performance as compared to that of industry performance levels.

- Take steps to assure that future executive compensation payments remain tax-deductible.

EXECUTIVE COMPENSATION PROGRAM

The total compensation program involves a market comparison of total compensation, based on surveys provided to the Company by an independent compensation consultant. A survey of 22 companies with annual sales between $1 billion and $13 billion, comparing all elements of executive officer compensation, was provided by an independent compensation consultant with respect to compensation for officers and senior managers. Average sales of these 22 companies was $5 billion; adjustments were made to account for differences in annual sales between the Company and those companies in the survey. The level of comparison is the 50th percentile for total compensation.

The program consists of both cash and equity-based compensation. The annual compensation consists of a base salary and an annual bonus under the EICP. The Committee determines the level of salary for key executive officers and a salary range for other executive officers. Factors considered in determining salary amounts or ranges include prior year salary, changes in individual job responsibilities, past performance of individuals, and, most importantly, achievement or trends toward achievement of specified Company goals and the salary comparison survey results. Generally, all executive officers participate in the EICP. For each fiscal year, the Committee determines in advance and communicates to the executive the formula for the award, which is based on specified benchmarks for return on shareholders' equity, or return on group or division assets, increase in market share, or cost reduction. These benchmarks are consistent with the Company's annual and long-term strategic planning objectives based on achievement of business plans approved by the Board of Directors that include goals of improved performance over the previous year and take into account industry growth and cycles. At the end of the fiscal year, the Committee applies the formula to objective performance results to determine an executive's award for the year. Except under the EICP Qualified Plan, where discretionary increases to the bonus amount may no longer be made, adjustments may then be made by the Committee, within specified ranges, for the executive's achievement of specified objectives and individual job performance.

Long-term incentives are provided through both the LTPP and stock options. The Committee reviews and approves the participation of executive officers of the Company and its subsidiaries under the LTPP. Generally, all named executive officers participate in the LTPP, which is intended to motivate executives to achieve longer-term objectives by providing incentive compensation based on Company performance over a three-year period. For each award under the LTPP, the Committee assigns an executive a contingent performance award, which the executive has the opportunity to earn based upon the Company's return on equity during the specified three-year period. Currently, LTPP awards are based upon a specified level of return on shareholders' equity relative to the Standard & Poor's Manufacturers (Diversified Industrial) Index median return on shareholders' equity. The specified level of return is consistent with the Company's strategic planning objectives. At the end of the period, the Committee applies the specified goal to objective performance results to determine the executive's LTPP award.

The Committee grants stock options and stock appreciation rights (SARs) under the 1992 Stock Option Plans. The Committee has the authority to determine the individuals to whom stock options and SARs are awarded, the terms at which option grants shall be made, the terms of the options, and the number of shares subject to each option. Compensation to executives through stock options and SARs and the LTPP, taken together, is targeted at the 50th percentile of such compensation granted by similar companies as identified in the survey. Current stock ownership by executives, the number of unexercised options that may be outstanding for an executive or executives as a whole, and other factors may be considered only for new or promoted officers. Through the award of stock option grants, the objective of aligning executive officers' long-range interests with those of the shareholders is met by providing the executive officers with the opportunity to build a meaningful stake in the Company.

Executive officers may also participate in the Company's Savings and Investment Plan (401k Plan), which includes Company contributions to the Plan, an Equalization Benefit Plan under which certain executives, including the named executive officers, are entitled to additional benefits that cannot be paid under qualified plans due to Internal Revenue Code limitations and in addition other benefit plans generally available to all levels of salaried employees. Also, certain executive officers may elect to defer certain awards or compensation under plans. Deferred awards are accounted for as if invested in various accounts.

The Board of Directors has adopted an Executive Stock Ownership Policy, which requires that all officers and senior managers in each business group, within five years of becoming subject to the Policy, hold Common Stock of the Company in an amount, depending upon the officer or manager, of one to three times their annual salary. Total compensation to be received by these individuals is not affected by the policy. The 1995 Common Stock Purchase Plan for Executives (CSPPE) facilitates the acquisition of common stock by executives subject to the Executive Stock Ownership Policy. All officers and key executives may participate in the CSPPE. Participants in the CSPPE may deduct from their pay up to a maximum of $2,500 per month to purchase shares of the Company's Common Stock. The price of each share of such stock will be 100% of the average price of shares purchased by Firstar Trust Company as agent for the participants. No brokerage fees or commissions will be charged, and the Company will bear the expenses of administering the CSPPE.

Approximately 50% of the total compensation paid in the executive officer group is performance related, which is comparable to the average of the companies identified in the executive compensation survey.

CHIEF EXECUTIVE OFFICER COMPENSATION

The Committee relied on the same approach in determining the Chief Executive Officer's compensation as it used for compensation of other executive officers. The Chief Executive Officer of the Company received a base salary in fiscal 1996 of $800,000, which represented an increase of 6.7% over the previous year. The Chief Executive Officer's base salary remained below the average base salary for chief executive officers for the 22 companies reviewed. His fiscal 1996 EICP award of

$575,000 was based upon the return on shareholder's equity for the Company for fiscal 1996 and represented 45% of the maximum amount available under the criteria established by the Committee. In fiscal 1996, the Chief Executive Officer received payments under the LTPP of $450,000, based upon the Company's return on shareholder's equity over the past three fiscal years, and it represented 100% of the maximum amount available under the criteria established by the Committee. When the remaining comparison companies have reported, this award could subsequently decrease. Stock options were awarded in November 1995, when the Chief Executive Officer received an option award of 40,000 shares.

Approximately 66% of the total compensation paid to the Chief Executive Officer is performance related, which is comparable to the average for the companies identified in the survey.

                             COMPENSATION COMMITTEE
                            Donald Taylor, Chairman
                               William F. Andrews
                                Paul A. Brunner
                              Southwood J. Morcott

PERFORMANCE GRAPH

Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Stock, based on the market price of the Common Stock and assuming reinvestment of dividends, with the cumulative total return of companies on the Standard & Poor's 500 Stock Index and the S&P Manufacturers (Diversified Industrial) Index.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
              AMONG S&P 500 INDEX, S&P MANUFACTURERS (DIVERSIFIED
                  INDUSTRIAL) INDEX AND JOHNSON CONTROLS, INC.

                                                  MANUFACTUR-
                                                  ERS (DIVER-
      MEASUREMENT PERIOD                            SIFIED
    (FISCAL YEAR COVERED)           S&P 500       INDUSTRIAL)         JCI
1991                                    100.00          100.00          100.00
1992                                    111.05          105.07          123.97
1993                                    125.49          124.56          173.81
1994                                    130.11          138.41          163.43
1995                                    168.82          184.35          213.84
1996                                    203.14          237.50          259.46

ASSUMES $100 INVESTED ON SEPTEMBER 30, 1991, IN S&P 500 INDEX S&P MANUFACTURERS (DIVERSIFIED INDUSTRIAL) INDEX AND JOHNSON CONTROLS, INC., AND THAT DIVIDENDS ARE REINVESTED AT THE END OF MONTH IN WHICH THEY ARE PAID.

PENSION PLANS
                               PENSION PLAN TABLE

The following table shows the maximum annual retirement benefits payable in dollars under the Company's plans (including amounts attributable to the Company's Equalization Benefit Plan) at the normal retirement age for specified remunerations and years of service under provisions in effect on September 30, 1996, and assuming retirement on that date. Compensation for purposes of the plans for the named executive officers generally corresponds with the aggregate of the earned salary, plus bonus or Executive Incentive Compensation Plan awards for each such person.

                                Maximum Annual Pension at Normal Retirement Age
      Average Annual                 After Years of Participating Service
      Compensation in              (Prior to Adjustment for Social Security
Highest 5 Consecutive Years                  Covered Compensation)
     of Last 10 Years           -----------------------------------------------
     Before Retirement          25 Years     30 Years     35 Years     40 Years
---------------------------     --------     --------     --------     --------
            100,000              42,500       51,000       56,750       62,500
            200,000              85,000      102,000      113,500      125,000
            250,000             106,250      127,500      141,875      156,250
            300,000             127,500      153,000      170,250      187,500
            400,000             170,000      204,000      227,000      250,000
            500,000             212,500      255,000      283,750      312,500
            600,000             255,000      306,000      340,500      375,000
            700,000             297,500      357,000      397,250      437,500
            800,000             340,000      408,000      454,000      500,000
            900,000             382,500      459,000      510,750      562,500
          1,000,000             424,992      509,988      567,492      624,996
          1,100,000             467,496      561,000      624,252      687,492
          1,200,000             510,000      612,000      681,000      750,000
          1,300,000             552,500      663,000      737,750      812,500
          1,400,000             595,000      714,000      794,500      875,000

As of September 30, 1996, the persons named in the Summary Compensation Table were credited with the following years of service under the Company's pension plan: Mr. Keyes, 27 years; Mr. Barth, 26 years; Mr. Lewis, 35 years; Mr. Roell, 13 years; and Mr. Kennedy, 11 years.

Pension plans of the Company generally apply to all regular employees, including officers of the Company. The Johnson Controls Pension Plan (the Plan), effective January 1, 1989, generally covers all salaried and non-union hourly employees of the Company. The Plan has been amended from time to time. Under the Plan, benefits are accrued according to the following formula: 1.15% of Participant's Average Monthly Compensation multiplied by the Participant's years of Benefit Service plus 0.55% of

Average Monthly Compensation in excess of the Participant's Covered Compensation multiplied by the Participant's years of Benefit Service. The amounts actually payable may be actuarially adjusted to reflect the Participant's marital status, early retirement or termination, and, in some circumstances, age. "Average Monthly Compensation" is defined as the average monthly compensation for the highest five consecutive years in the last 10 years. "Benefit Service" generally means the number of years worked for the Company. "Covered Compensation" means the average of compensation subject to Social Security taxes for the 35-year period ending in the year the Participant attains Social Security Retirement Age; i.e. the age at which the Participant will be entitled to full Social Security payments.

Participants become entitled to benefits under the Plan after five years of service with the Company or any of its subsidiaries, and the normal retirement date is a Participant's 65th birthday.

The Internal Revenue Code places maximum limitations on the amount of benefits that may be paid under the Plan. The Company has adopted an Equalization Benefit Plan under which certain executives, including the named executive officers, are entitled to the additional pension benefits that cannot be paid under the qualified plan due to these limitations and because they have elected to defer a portion of their award under an incentive compensation plan.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten-percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, since October 1, 1995, all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with.

SELECTION OF AUDITORS

Management will propose the adoption of a resolution ratifying the Board of Directors' decision to appoint Price Waterhouse as auditors. If the shareholders fail to ratify such selection, the Board will reconsider it. Representatives of Price Waterhouse are expected to be present at the shareholders' meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

SHAREHOLDERS' PROPOSALS

Proposals of shareholders which are intended to be presented at the 1998 annual meeting must be received by the Company no later than August 15, 1997, to be included in the Company's proxy materials for that meeting. Further, a shareholder who otherwise intends to present business at the 1998 annual meeting must comply with the requirements set forth in the Company's By-Laws. Among other things, to bring business before an annual meeting, a shareholder must give written notice thereof, complying with the By-Laws, to the Secretary of the Company not less than 60 days and not more than 90 days prior to the fourth Tuesday of the month of January. The 1998 annual meeting will be held on January 28, 1998, or on such other date designated by the Board of Directors.

OTHER MATTERS

The matters referred to in the notice of meeting and in the proxy statement are, as far as management now knows, the only matters which will be presented for consideration at the meeting. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy will vote on them in accordance with their best judgment.

The cost of soliciting proxies will be borne by the Company. The Company expects to solicit proxies primarily by mail. Proxies also may be solicited personally and by telephone by certain officers and regular employees of the Company. D.F. King & Co., Inc., has been retained for solicitation of all brokers and nominees at a cost of approximately $11,000 plus customary out-of-pocket expenses. The Company may reimburse brokers and other nominees for their expenses in communicating with the persons for whom they hold stock of the Company.

The Company's 1996 Annual Report has already been mailed to the shareholders.

JOHNSON CONTROLS, INC.

John P. Kennedy
John P. Kennedy, Secretary
December 13, 1996

                                              [JOHNSON CONTROLS LOGO]

    Johnson Controls, Inc.
     Post Office Box 591
  Milwaukee, Wisconsin 53201    NOTICE OF 1997
      Tel: 414/228 1200         ANNUAL MEETING OF
                                SHAREHOLDERS AND
                                PROXY STATEMENT

           Johnson Controls, Inc., P.O.  Box 591, Milwaukee, WI 53201
             Shareholder's Proxy Annual Meeting - January 22, 1997


     The undersigned, having received the Notice of Meeting and Proxy Statement dated December 13, 1996, and Annual Report for 1996, hereby appoints J.P. Kennedy and J.H. Keyes, and each of them, proxies with power of substitution to vote for the undersigned at the annual shareholders' meeting of Johnson Controls, Inc., on January 22, 1997, and at any adjournments thereof, as follows:

     The Board of Directors recommends a vote FOR Items 1 and 2. If no direction is made, this proxy will be voted FOR all nominees listed and FOR
Item 2.



(1)  ELECTION OF DIRECTORS              FOR all nominees listed (except as indicated to
                                        the contrary below.)

                                        WITHHOLD AUTHORITY to vote for all nominees
                                        listed.


PAUL A. BRUNNER, SOUTHWOOD J. MORCOTT, MARTHA R. SEGER, AND GILBERT R. WHITAKER, JR.

INSTRUCTION: To withhold authority to vote for any indicated nominee, write the nominee's name below.

(2) Ratification of the appointment of Price Waterhouse as auditors.

                             FOR  AGAINST  ABSTAIN

(3) In their discretion, upon any other matters which may properly come before the meeting or any adjournments, thereof, hereby revoking any proxy heretofore given by the undersigned for such meeting.

                (To be signed on other side)













PROXY NO.                                                          NO. OF SHARES
                         (Continued from reverse side)

This Proxy, when properly executed, will be voted in the manner directed therein by the undersigned. If no direction is made, this Proxy will be voted for all nominees listed and for Proposal 2.

                                     Signed

                                     Dated                               ,19

                                     Please sign name exactly as it appears
                                     hereon. When signed as attorney, executor, trustee or guardian, please add title. For joint accounts, each owner should sign.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF JOHNSON CONTROLS, INC.